Exhibit 10.22

SUBSIDIARY GUARANTY AGREEMENT, dated as of November 2, 2004, made by certain Domestic Subsidiaries (collectively, the “Subsidiary Guarantors”, each, a “Subsidiary Guarantor”) of SCP POOL CORPORATION, a Delaware corporation (the “US Borrower”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of itself, and the financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the US Borrower, SCP DISTRIBUTORS INC., a company organized under the laws of Ontario (the “Canadian Borrower” and together with the US Borrower, the “Borrowers”), the Lenders, and the Administrative Agent.

STATEMENT OF PURPOSE

Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrowers upon the terms and subject to the conditions set forth therein.

The Borrowers and the Subsidiary Guarantors, though separate legal entities, comprise one integrated financial enterprise, and all Extensions of Credit to the Borrowers will inure, directly or indirectly, to the benefit of each of the Subsidiary Guarantors.

It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Subsidiary Guarantors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the Lenders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrowers thereunder, each Subsidiary Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the Lenders, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1  Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” means this Subsidiary Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.2Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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ARTICLE II

GUARANTY

SECTION 2.1  Guaranty. Each Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrowers, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter becomes barred by the statute of limitations, whether enforceable or unenforceable as against such Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrowers, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2  Bankruptcy Limitations on each Guarantor. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Subsidiary Guarantor, the Administrative Agent and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Subsidiary Guarantor or its assets, the amount of such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3. To that end, but only in the event and to the extent that after giving effect to Section 2.3 such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3, the amount of each Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Subsidiary Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against each Subsidiary Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder against each Subsidiary Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Subsidiary Guarantor, any Borrower, any other Subsidiary Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3	Agreements for Contribution.

(a)To the extent any Subsidiary Guarantor is required, by reason of its obligations hereunder, to pay to the Administrative Agent or any Lender an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Subsidiary Guarantor on account of the Credit Agreement, this Guaranty or any other Loan Document, such Subsidiary Guarantor shall have an enforceable right of contribution against the Borrowers and the remaining Subsidiary Guarantors, and the Borrowers and the remaining Subsidiary Guarantors shall be jointly and severally liable for repayment of the full amount of such excess payment. Subject only to the subordination provided in Section 2.3(d), such Subsidiary Guarantor further shall be subrogated to any and all rights of the Lenders against the Borrowers and the remaining Subsidiary Guarantors to the extent of such excess payment.

(b)To the extent that any Subsidiary Guarantor would, but for the operation of this Section 2.3 and by reason of its obligations hereunder or its obligations to other Subsidiary Guarantors under this Section 2.3, be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Subsidiary Guarantors hereby agrees to indemnify such Subsidiary Guarantor and commits to make a contribution to such Subsidiary Guarantor’s capital in

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an amount at least equal to the amount necessary to prevent such Subsidiary Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

(c)To the extent that any Subsidiary Guarantor would, but for the operation of this Section 2.3, be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Subsidiary Guarantor under the foregoing Sections 2.3(a) and (b), such Subsidiary Guarantor shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing Sections 2.3(a) and (b), against the Borrowers and the remaining Subsidiary Guarantors, such that all obligations of all of the Subsidiary Guarantors hereunder and under this Section 2.3 shall be allocated in a manner such that no Subsidiary Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.

(d)Notwithstanding any payment or payments by any of the Subsidiary Guarantors hereunder, or any set-off or application of funds of any of the Subsidiary Guarantors by the Administrative Agent or any Lender, or the receipt of any amounts by the Administrative Agent or any Lender with respect to any of the Guaranteed Obligations, none of the Subsidiary Guarantors shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or the other Subsidiary Guarantors or against any collateral security held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations nor shall any of the Subsidiary Guarantors seek any reimbursement from the Borrowers or any of the other Subsidiary Guarantors in respect of payments made by such Subsidiary Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Administrative Agent and the Lenders on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Administrative Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

SECTION 2.4	Nature of Guaranty.

(a)Each Subsidiary Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)

the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which any Borrower, any Subsidiary Guarantor or any of their respective Subsidiaries or Affiliates is or may become a party;

(ii)

the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

(iii)

the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(iv)	any structural change in, restructuring of or similar change of any Borrower, any Subsidiary Guarantor or any of their respective Subsidiaries; or
(v)	any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Subsidiary Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments; provided that a Subsidiary Guarantor may be released from the Guaranteed Obligations pursuant to Section 4.16 of this Guaranty.

(b)Each Subsidiary Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent the Lenders or the Borrowers whether now existing or which may arise in the future.

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(c)Each Subsidiary Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between any Borrower and any Subsidiary Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5  Waivers. To the extent permitted by law, each Subsidiary Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)any rights it may now or in the future have under any statute (including, without limitation, North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Obligations against any Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Subsidiary Guarantor;

(b)any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against any Borrower, any Subsidiary Guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Subsidiary Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of this Guaranty;

(d)any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Law, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e)any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon, or acceptance of, this Guaranty.

Each Subsidiary Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and the Lenders would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.6  Modification of Loan Documents, etc. Neither the Administrative Agent nor any Lender shall incur any liability to any Subsidiary Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Subsidiary Guarantor under this Guaranty:

(a)any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

(c)any amendment or modification, in any manner whatsoever, of the Credit Agreement or any other Loan Document;

(d)any extension or waiver of the time for performance by any Borrower, any Subsidiary Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)any taking and holding of security or collateral for the payment of the Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Indebtedness of any Borrower, any Subsidiary Guarantor or any other Person to the Administrative Agent or the Lenders;

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(f)any release of anyone who may be liable in any manner for the payment of any amounts owed by any Borrower, any Subsidiary Guarantor or any other Person to the Administrative Agent or any Lender;

(g)any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Borrower, any Subsidiary Guarantor or any other Person are subordinated to the claims of the Administrative Agent or any Lender; or

(h)any application of any sums by whomever paid or however realized to any Obligations owing by any Borrower, any Subsidiary Guarantor or any other Person to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion.

SECTION 2.7  Demand by the Administrative Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Subsidiary Guarantors shall, upon demand in writing therefor by the Administrative Agent to the Subsidiary Guarantors, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable. Notwithstanding the foregoing, each Subsidiary Guarantor agrees that, in the event of the dissolution or insolvency of any Borrower or any Subsidiary Guarantor, or the inability or failure of any Borrower or any Subsidiary Guarantor to pay debts as they become due, or an assignment by any Borrower or any Subsidiary Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower or any Subsidiary Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, each Subsidiary Guarantor will pay to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by each Subsidiary Guarantor if all such Guaranteed Obligations were then due and payable.

SECTION 2.8	Remedies.

Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Subsidiary Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Credit Agreement or the other Loan Documents or otherwise.

SECTION 2.9  Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Borrower, the Administrative Agent and the Lenders, the obligations of any Borrower under the Credit Agreement and the other Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent” or “Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10	Termination; Reinstatement.

(a)Subject to subsection (c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Subsidiary Guarantors shall have been paid in full and the Commitments terminated.

(b)No payment made by any Borrower, any Subsidiary Guarantor, or any other Person received or collected by the Administrative Agent or any Lender from any Borrower, any Subsidiary Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantors or any payment received or collected from such Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantors), remain liable for the obligations of the Subsidiary Guarantors up to the maximum liability of such Subsidiary Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Subsidiary Guarantors shall have been paid in full and the Commitments terminated.

(c)Each Subsidiary Guarantor agrees that, if any payment made by any Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any Lender to any Borrower, its estate, trustee, receiver or any other

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Person, including, without limitation, any Subsidiary Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Subsidiary Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Subsidiary Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Subsidiary Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11 Payments. Payments by the Subsidiary Guarantors shall be made to the Administrative Agent to be credited and applied to the Guaranteed Obligations in accordance with Sections 4.4 and 12.4 of the Credit Agreement, in immediately available Dollars or Canadian Dollars, as the case may be, to an account designated by the Administrative Agent or at the Administrative Agent’s Office or at any other address that may be specified in writing from time to time by the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to make any Extensions of Credit each Subsidiary Guarantor hereby represents and warrants that:

SECTION 3.1  Existence. Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be qualified or authorized, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which such Subsidiary Guarantor is organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a) to the Credit Agreement.

SECTION 3.2  Authorization of Agreement; Enforceability. Such Subsidiary Guarantor has the right, power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Guaranty in accordance with its terms. This Guaranty has been duly executed and delivered by the duly authorized officers of such Subsidiary Guarantor and this Guaranty constitutes the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 3.3  No Conflict; Consents. The execution, delivery and performance by such Subsidiary Guarantor of this Guaranty, in accordance with its terms, and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to such Subsidiary Guarantor; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Subsidiary Guarantor or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Subsidiary Guarantor other than Liens arising under the Loan Documents or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

SECTION 3.4  Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(u) to the Credit Agreement, there are no actions, suits or proceedings pending nor, to the knowledge of such Subsidiary Guarantor, threatened against or in any way relating adversely to or affecting such Subsidiary Guarantor or any its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (a) purport to affect or pertain to this Guaranty or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

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SECTION 3.5  Title to Properties; Liens. Such Subsidiary Guarantor has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the US Borrower and its Subsidiaries delivered pursuant to the Credit Agreement, except those which have been disposed of by such Subsidiary Guarantor subsequent to the date of such balance sheets pursuant to dispositions in the ordinary course of business or as otherwise expressly permitted under the Credit Agreement. None of the properties and assets of such Subsidiary Guarantor is subject to any Lien, except Permitted Liens. No financing statement under the Uniform Commercial Code of any state which names such Subsidiary Guarantor or any of its trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction nor has such Subsidiary Guarantor signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

SECTION 3.6  Solvency. Subject in each case to the first sentence of Section 2.2, as of the Closing Date (or such later date upon which such Subsidiary Guarantor became a party hereto), and after giving effect to the transactions contemplated hereby, such Subsidiary Guarantor will be Solvent.

SECTION 3.7  Compliance with the Credit Agreement. Until the Guaranteed Obligations shall have been paid in full and the Commitments terminated, such Subsidiary Guarantor shall comply with the provisions of Articles VIII, IX and X of the Credit Agreement as if a party thereto.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1  Amendments, Waivers and Consents. None of the terms, covenants, agreements or conditions of this Guaranty may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 14.2 of the Credit Agreement.

SECTION 4.2  Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 14.1 of the Credit Agreement; provided that notices and communications to the Subsidiary Guarantors shall be directed to the Subsidiary Guarantors at the address of the US Borrower set forth in Section 14.1(b) of the Credit Agreement.

SECTION 4.3	Enforcement Expenses, Indemnification.

(a)Each Subsidiary Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Subsidiary Guarantor is a party, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding. Such costs and expenses shall include, without limitation, the reasonable fees and disbursements of counsel to each Lender, of counsel to the Canadian Dollar Lender and of counsel to the Administrative Agent. All such costs and expenses shall be additional Guaranteed Obligations.

(b)Each Subsidiary Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable or in connection with any of the transactions contemplated by this Guaranty.

(c)Each Subsidiary Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrowers would be required to do so pursuant to Section 14.3 of the Credit Agreement.

(d)The agreements in this Section 4.3 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 4.4  Governing Law. This Guaranty, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

SECTION 4.5	Jurisdiction and Venue.

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(a)Jurisdiction. Each Subsidiary Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. Each Subsidiary Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 4.1. Nothing in this Section 4.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Subsidiary Guarantor or its properties in the courts of any other jurisdictions.

(b)Venue. Each Subsidiary Guarantor hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty or the rights and obligations of the parties hereunder. Each Subsidiary Guarantor irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or proceeding has been brought in an inconvenient forum.

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SECTION 4.6	Binding Arbitration; Waiver of Jury Trial.

(a)Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Loan Document between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this subsection shall not apply to any Hedging Agreement.

(b)Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH SUBSIDIARY GUARANTOR HEREBY ACKNOWLEDGES THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(c)Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies

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including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

SECTION 4.7	Injunctive Relief; Punitive Damages.

(a)Each Subsidiary Guarantor recognizes that, in the event such Subsidiary Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders. Therefore, each Subsidiary Guarantor agrees that the Administrative Agent and the Lenders, at the Administrative Agent’s option or the Required Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)The Administrative Agent and each Subsidiary Guarantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to this Guaranty and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

SECTION 4.8  No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Subsidiary Guarantor, the Administrative Agent and any Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Guaranty is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.

SECTION 4.9  Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of each of the parties hereto and its permitted successors and assigns (and shall bind all Persons who become bound as a Subsidiary Guarantor under this Guaranty), except that no Subsidiary Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (given in accordance with Section 4.1).

SECTION 4.10 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

SECTION 4.12 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 4.13 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the applicable Subsidiary Guarantor against any and all of the obligations of the such Subsidiary Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Subsidiary Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in

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addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the applicable Subsidiary Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.14 Integration. This Guaranty, together with the other Loan Documents comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

SECTION 4.15	Acknowledgements Each Subsidiary Guarantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Subsidiary Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Subsidiary Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Subsidiary Guarantors and the Lenders.

SECTION 4.16 Releases. At such time as (a) the Guaranteed Obligations shall have been paid in full and the Commitments have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Subsidiary Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, or (b) a Subsidiary Guarantor ceases to be a Subsidiary of a Borrower in connection with a transaction expressly permitted under the terms and conditions of the Credit Agreement, such Subsidiary Guarantor shall be released from the Guaranteed Obligations.

SECTION 4.17 Additional Subsidiary Guarantors. Each Domestic Subsidiary of a Borrower that is required to become a party to this Guaranty pursuant to Section 8.11 of the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Administrative Agent.

SECTION 4.18           Powers Coupled with an Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Guaranty or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Guaranteed Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the Subsidiary Guarantors has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

SCP DISTRIBUTORS LLC, as Subsidiary Guarantor

By: /s/ Manuel Perez de la Mesa
Name:	Manuel Perez de la Mesa
Title: President & CEO

ALLIANCE TRADING, INC., as Subsidiary Guarantor

By: /s/ Shaleen Lee
Name: Shaleen Lee
	Title:	Secterary
CYPRESS, INC., as Subsidiary Guarantor
By: /s/ Ernest Vierra
Name: Ernest Vierra
Title: President

[Signature Pages Continue]

[SCP – Subsidiary Guaranty Agreement]

SCP NORTHPARK LLC, as Subsidiary Guarantor

By: /s/ Manuel Perez de la Mesa
	Name:	Manuel Perez de la Mesa
Title: President & CEO
SUPERIOR POOL PRODUCTS LLC,
as Subsidiary Guarantor
By: /s/ Manuel Perez de la Mesa
	Name:	Manuel Perez de la Mesa
Title: President & CEO

SCP ACQUISITION CO. LLC, as Subsidiary Guarantor

By: /s/ Manuel Perez de la Mesa
Name:	Manuel Perez de la Mesa
Title: President & CEO

SCP INTERNATIONAL, INC., as Subsidiary

Guarantor

By: /s/ Manuel Perez de la Mesa
Name:	Manuel Perez de la Mesa
Title: President & CEO

[Signature Pages Continue]

[SCP – Subsidiary Guaranty Agreement]

POOL DEVELOPMENT LLC, as Subsidiary

Guarantor

By: /s/ Manuel Perez de la Mesa
Name:	Manuel Perez de la Mesa
Title: President & CEO

SCP SERVICES LP, as Subsidiary Guarantor

By:	SCP DISTRIBUTORS LLC, its General Partner
By: /s/ Manuel Perez de la Mesa
	Name:	Manuel Perez de la Mesa
Title: President & CEO

FORT WAYNE POOLS, INC., as Subsidiary

Guarantor

By: /s/ Manuel Perez de la Mesa
Name:	Manuel Perez de la Mesa
Title: President & CEO

[Signature Pages Continue]

[SCP – Subsidiary Guaranty Agreement]

WACHOVIA BANK, NATIONAL

ASSOCIATION, as Administrative Agent

By: /s/ Kira Deter
Name: Kira Deter

Title: Officer

[SCP – Subsidiary Guaranty Agreement]

i

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